Exhibit 10.1

Mizuho Corporate Bank, Ltd.

NEW YORK BRANCH
1251 AVENUE OF THE AMERICAS
NEW YORK, N.Y. 10020-1104

TELEPHONE	TELEX
(212) 282-3000	AT&T 420802
LDD8 170088
FACSIMILE
(212) 283-4250

June 28, 2004

America West Airlines, Inc.

111 West Rio Salado Parkway
Tempe, Arizona 85281
Attention: W. Douglas Parker
Fax: (480) 693-5261

          Re: Amended and Restated Term Loan Agreement

Dear Mr. Parker:

      Reference is made to (i) the Amended and Restated Term Loan Agreement dated as of January 18, 2002, (as amended from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein are used as defined in the Loan Agreement) among America West Airlines, Inc. (the “Company”), the lenders listed therein, Mizuho Corporate Bank, Ltd. (successor by merger to The Industrial Bank of Japan, Limited), as Arranger, Co-Lead Book Manager, Initial Issuing Bank and as Agent for the Lenders from time to time party to the Loan Agreement (in such last capacity, the “Agent”), Citicorp USA, Inc. as Arranger and Syndication Agent, Salomon Smith Barney Inc., as Co-lead Book Manager and Bankers Trust Company, as Documentation Agent and (ii) the Borrowing Base Certificate delivered to the Agent on June 25, 2004 and showing a Borrowing Base Deficiency of $3,848,744.00 (the “Agreed Borrowing Base Deficiency”).

      The Company has requested that the Agent and the Lenders waive the requirement under Section 2.4B(1)(a) of the Loan Agreement that the Company pay the Agreed Borrowing Base Deficiency by June 30, 2004 and the Agent and the Requisite Lenders have agreed to do so for the period and on the terms and conditions stated herein.

      Subject to satisfaction of the following conditions precedent by no later than 5:00 pm on June 30, 2004 and the terms of this letter agreement, the Agent and the Requisite Lenders agree to waive the Agreed Borrowing Base Deficiency payment requirement for the period from June 30, 2004 through Friday, July 23, 2004 (the “Waiver Period”):

      (i) receipt by the Agent of this letter agreement duly executed and delivered by the Company;

      (ii) receipt by the Agent of this letter agreement, duly executed and delivered by the Requisite Lenders; and

      (iii) the Company shall agree to pay Simat Helliesen & Eichner, Inc. its fees and expenses incurred on or prior to the date hereof in the amount set forth in the invoice submitted to the Company by such firm.

      The Company hereby represents, warrants and covenants to the Agent and the Lenders that:

      (i) but for the waiver contained in this letter agreement an Event of Default would exist under Section 7.1 of the Loan Agreement by virtue of the Company’s failure to pay the Agreed Borrowing Base Deficiency on or before June 30, 2004;

      (ii) the Loan Agreement and the Loan Documents are in full force and effect, and no Event of Default or Potential Event of Default has occurred and is continuing other than the Potential Event of Default in connection with the Company’s failure to pay the Agreed Borrowing Base Deficiency;

      (iii) the Company irrevocably waives any claims against the Agent and the Lenders and represents that no such claims exist and that it has no defenses or offsets with respect to repayment of the Loans;

      (iv) the Loan Agreement and the Loan Documents remain in full force and effect, and the Company ratifies and confirms the Loan Agreement and each Loan Document; and

      (v) the aggregate principal amount of all Loans outstanding on the date hereof is $71,665,302.00 (exclusive of the PIK Notes).

      Except as expressly set forth in this letter agreement, nothing in this letter agreement shall be or be construed as (i) a limitation upon or a waiver or modification of, or a forbearance from exercising any of the rights or remedies conferred on the Agent and the Lenders under the Loan Documents or otherwise available to them at law or in equity or otherwise limit any of the foregoing upon expiration of the Waiver Period, (ii) a waiver of any breach or default by the Company under any of the Loan Documents other than the Potential Event of Default arising from the Company’s failure to pay the Agreed Borrowing Base Deficiency on or before June 30, 2004, (iii) an acknowledgment by the Agent and Lenders that no Potential Event of Default or Event of Default has occurred other than the Potential Event of Default arising from the Company’s failure to pay the Agreed Borrowing Base Deficiency on or before June 30, 2004 or (iv) an agreement to waive, release, modify or forbear from setting off or acting in any other manner with respect to any secured, unsecured, fixed, contingent or other claim against the Company.

      The Agent and the Requisite Lenders’ agreement to waive the Potential Event of Default provided for in this letter agreement shall be of no further force and effect if any of the following occur: (i) a Potential Event of Default or Event of Default occurs other than the Potential Event of Default arising from the Company’s failure to pay the Agreed Borrowing Base Deficiency on or before June 30, 2004; (ii) the Company breaches its obligations under this letter agreement; or (iii) any representation or warranty of the Company in this letter agreement is untrue or incorrect as of the date hereof.

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      Each party hereto agrees that, to the maximum extent permitted by the law of the State of New York, this letter agreement, and the rights and duties of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) in all respects, including in respect of all matters of construction, validity and performance but without giving effect to any provision thereof that may require application of the laws of another jurisdiction.

      This letter shall be binding upon the respective heirs, executives, successors and assigns of the Company and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

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           IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed by their representative officers thereunto duly authorized, as of the date first above written.

COMPANY:

AMERICA WEST AIRLINES, INC.

By:  /s/ Thomas T. Weir

Name:
Title:

INITIAL ISSUING BANK AND AGENT:

MIZUHO CORPORATE BANK, LTD., as
Initial Issuing Bank and Agent

By:

Name:
Title:

    IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed by their representative officers thereunto duly authorized, as of the date first above written.

COMPANY:

AMERICA WEST AIRLINES, INC.

By:

Name:

Title:

INITIAL ISSUING BANK AND AGENT:

MIZUHO CORPORATE BANK, LTD., as
Initial Issuing Bank and Agent

By:	/s/ NOEL P. PURCELL

Name: Noel P. Purcell
Title: Senior Vice President

LENDERS:

CITICORP USA, INC.

By: Name: Title:	/s/ Walter L. Larsen Walter L. Larsen Vice President

MIZUHO GLOBAL, LTD.

By: Name: Title:

THE MITSUBISHI TRUST AND BANKING CORPORATION

By: Name: Title:

LENDERS:

CITICORP USA, INC.

By:

Name:
Title:

MIZUHO GLOBAL, LTD.

By:  /s/ Noel P. Purcell

Name:  Noel P. Purcell
Title:  Senior Vice President

THE MITSUBISHI TRUST AND BANKING CORPORATION

By:

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS
(p/k/a BANKERS TRUST COMPANY)

By:	/s/ MARGUERITE SUTTON

Name: Marguerite Sutton
Title: Vice President

BANK ONE, ARIZONA, NA

By:

Name:
Title:

UBS AG, STAMFORD BRANCH

By:

Name:
Title: